PROSPECTUS SUPPLEMENT                         This Prospectus Supplement,
FOR THE PERIOD ENDING                         filed pursuant to Rule 424(b)(3),
JANUARY 31, 2000 TO                           relates to Registration Statement
PROSPECTUS DATED                              No. 33-57302-02 and the
JANUARY 26, 1993                              Prospectus dated January 26, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2000

                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                            0-21506                     Not Applicable
--------                            -------                     --------------
(State of                          (Commission                   (IRS Employer
organization)                      File Number)            Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                        19720
------------------------------------------------------
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code: (302) 323-7826

                                 Not Applicable
                                 --------------
                 (Former address, if changed since last report)


                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5.  Other Events

On February 15, 2000 the Registrant made available the Monthly
Certificateholders' Statement for the Due Period of January 2000, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits

 (c)  Exhibits

Exhibit No.           Description
-----------           -----------

21                    Monthly Certificateholders' Statement for Discover Card Trust 1993 B
                      related to the Due Period ending January 31, 2000.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)


                       By: DISCOVER RECEIVABLES FINANCING
                           GROUP, INC.
                           as originator of the Trust


                   By:  Richard W. York
                        ----------------------------------
                         Richard W. York
                         Vice President


Date:  February 15, 2000

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
21                    Monthly Certificateholders' Statement for Discover Card Trust 1993 B
                      related to the Due Period ending January 31, 2000.





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